Exhibit 4.2(a)
____________________________________

ABN AMRO BANK N.V.

as Issuer,

ABN AMRO HOLDING N.V.

as Guarantor,

CITIBANK, N.A.

as Securities Administrator,

and

WILMINGTON TRUST COMPANY

as Trustee

 INDENTURE

Dated as of September 15, 2006

____________________________________

CROSS REFERENCE SHEET1

__________

Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of September 15, 2006, between ABN AMRO BANK N.V., as Issuer, ABN AMRO Holding N.V., as Guarantor, Citibank N.A., as Securities Administrator and Wilmington Trust Company, as Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.09
310(a)(3) and (4)	Inapplicable
310(b)	6.08, 6.10(a) and 6.10(b)
310(c)	Inapplicable
312(a)	4.01 and 4.02(a)
312(b)	4.02
312(c)	4.02(b)
313(a)	4.03
313(b)(1)	Inapplicable
313(b)(2)	4.03
313(c)	4.03
313(d)	4.03
314(a)	4.03
314(b)	Inapplicable
314(c)(1) and (2)	11.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.05
314(f)	Inapplicable
315(a), (c) and (d)	6.01
315(b)	5.11
315(e)	5.12
316(a)(1)	5.09
316(a)(2)	Not required
316(a) (last sentence)	7.04
316(b)	5.07
317(a)	5.02
317(b)	3.04(a) and (b)
318(a)	11.07

  1 This Cross Reference Sheet is not part of the Indenture.

TABLE OF CONTENTS

i

THIS INDENTURE, dated as of September 15, 2006 between ABN AMRO BANK N.V., a public limited liability company incorporated in The Netherlands (the “Issuer”), ABN AMRO HOLDING N.V., a public limited liability company incorporated in The Netherlands (the “Guarantor”), Citibank, N.A., as securities administrator (the “Securities Administrator”) and Wilmington Trust Company, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities;

WHEREAS, for value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Guarantee and the indemnity provided for herein.  All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer, the Guarantor, the Securities Administrator and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1
Definitions

Section 1.01.  Certain Terms Defined.  The following terms (except as otherwise expressly provided herein or in any indenture supplemental hereto or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section.  All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture.  All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Authorized Agent” shall have the meaning set forth in Section 11.12.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will be the Financial Times (London Edition) and, in the case of Luxembourg, will be the Luxemburger Wort or, in each case such other newspaper of general circulation in such city) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, the United Kingdom or in Luxembourg, as applicable.

“Authorized Signatories” means any two persons acting together authorized by the Issuer.

“Board” means the Managing Board of the Issuer or any committee of such Managing Board duly authorized to act on its behalf.

“Board Resolution” means one or more resolutions, certified by the secretary of the Board to have been duly adopted or consented to by the Board and to be in full force and effect, and delivered to the Trustee and the Securities Administrator.

“Business Day” means, with respect to any Security, any day that (i) is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order or governmental decree to be closed and (ii) that meets such additional requirements, if any, as specified pursuant to Section 2.03.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means (i) with respect to the Trustee, Wilmington Trust Issuer, 100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890, Attention: Millipore and (ii) with respect to the Securities Administrator, (A) for Securities transfer purposes and for purposes of presentment and surrender of Securities for the final distributions thereon, Citibank, N.A., 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window and (B) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York, 10013, Attention: Millipore; or any other address that the Trustee or the Securities Administrator may designate with respect to itself from time to time by notice to the Issuer and the Securityholders.

“covenant defeasance” shall have the meaning set forth in Section 10.01(c).

“Default” means an event that with the giving of notice or passage of time or both will constitute an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” means any event or condition specified as such in Section 5.01.

“Guarantee” means the unconditional guarantee of the payment by the Guarantor of the principal of, any premium or interest on, and any additional amounts with respect to the Securities.

“Guarantor” means ABN AMRO Holding N.V. until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor’s Board of Directors” means the Managing Board of the Guarantor or any committee of that board duly authorized to act generally or in any particular respect for the Guarantor hereunder.

“Guarantor’s Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Guarantor

to have been duly adopted by the Guarantor’s Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee and the Securities Administrator.

“Guarantor’s Officers’ Certificate” means a certificate signed by any two duly authorized signatories of the Guarantor acting together, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee and the Securities Administrator.

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof.

“Indebtedness” shall have the meaning set forth in Section 5.01.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest” means, when used with respect to non-interest bearing Securities, interest payable after maturity.

“Issuer” means (except as otherwise provided in Article Six) ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and, subject to Article Nine, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any two Authorized Signatories of the Issuer or any other person authorized by the Board to execute any such written statement, request or order.

“Judgment Currency” shall have the meaning set forth in Section 11.13.

“New York Banking Day” shall have the meaning set forth in Section 11.13.

“Non-U.S. Currency” means a currency issued by the government of a country other than the United States (or any currency unit comprised of any such currencies).

“Officers’ Certificate” means a certificate (i) signed by any two Authorized Signatories of the Issuer or any other person authorized by the Board to execute any such certificate and (ii) delivered to the Trustee and the Securities Administrator.  Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.05.

“Opinion of Counsel” means an opinion in writing signed by the Chief Legal Officer of the Issuer in North America or by such other legal counsel who may be an employee of or counsel to the Issuer or by a law firm of national standing.  Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 11.05.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Securities Administrator under this Indenture, except

(a)    Securities theretofore cancelled by the Securities Administrator or delivered to the Securities Administrator for cancellation;

(b)    Securities, or portions thereof, for the payment or redemption of which monies or U.S. Government Obligations (as provided for in Section 10.01) in the necessary amount shall have been deposited in trust with the Trustee, the Securities Administrator or with any paying agent (other than the Issuer or the Guarantor) or shall have been set aside, segregated and held in trust by the Issuer or the Guarantor for the Holders of such Securities (if the Issuer shall act as its own, or authorized the Guarantor to act as, paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee and the Securities Administrator shall have been made for giving such notice; and

(c)    Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Securities Administrator is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“record date” shall have the meaning set forth in Section 2.07.

“Redemption Notice Period” shall have the meaning set forth in Section 12.02.

“Registered Global Security”, means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Required Currency” shall have the meaning set forth in Section 11.13.

“Responsible Officer” when used with respect to the Trustee or the Securities Administrator means any officer within the corporate trust department of the Trustee or the Securities Administrator, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Securities Administrator, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Securities Administrator” means Citibank, N.A., in its capacity as registrar, paying agent, authentication agent and conversion agent and, subject to the provisions of Article 6, shall also include any successor securities administrator.  “Securities Administrator” shall also mean or include each Person who is then a securities administrator hereunder and if at any time there is more than one such Person, “Securities Administrator” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“Trust Indenture Act of 1939” means the Trust Indenture Act of 1939 as amended and in effect from time to time.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee.  “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“U.S. Government Obligations” shall have the meaning set forth in Section 10.01(a).

“Yield to Maturity” means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated by the Issuer in accordance with accepted financial practice.  Neither the Trustee nor the Securities Administrator shall have any obligation to determine the yield to maturity of any Securities or series.

ARTICLE 2
Securities

Section 2.01.  Forms Generally.  The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.

The definitive Securities shall be printed, lithographed on security printed paper or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
Section 2.02.  Form of Certificate of Authentication.  The certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

not in its individual capacity but solely as Authenticating Agent
By:
Authorized Officer:

Section 2.03.  Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and each such series and, unless provided for otherwise in an indenture supplemental hereto, shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer.  There shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers’ Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

(a)    the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b)    any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to 0, 2.09, 8.05 or 12.03);

(c)    if other than Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Non-U.S. Currency);

(d)    the date or dates on which the principal of the Securities of the series is payable;

(e)    the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f)    the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g)    the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(h)    the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i)    if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, the denominations in which Securities of the series shall be issuable;

(j)    if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(k)    if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable;

(l)    if the principal of or interest on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m)    if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

if the Holders of the Securities of the series may convert or exchange the Securities of the series into or for securities of the Issuer, the Guarantor or of other entities or other property (or the cash value thereof), the specific terms of and period during which such conversion or exchange may be made;

(n)    [Reserved];

(o)    whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(p)    if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(q)    any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(r)    any additions, modifications or deletions in the Defaults, Events of Default, other events of default or covenants of the Issuer set forth herein with respect to the Securities of such series; and

(s)    any other terms of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officers’ Certificate referred to above or as set forth in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officers’ Certificate or in any such indenture supplemental hereto.

Notwithstanding Section 2.03(b) hereof and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional securities of such series may be issued up to a maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.04.  Authentication and Delivery of Securities.  The Issuer may deliver Securities of any series, executed by the Issuer to the Securities Administrator for authentication together with the applicable documents referred to below in this Section, and the Securities Administrator shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section).  The maturity date, original issue date, interest rate and any other terms of the Securities of such series (including Redemption Notice Periods) shall be determined by or pursuant to such Issuer Order.  In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee and the Securities Administrator shall be entitled to receive (in the case of subparagraphs (ii), (iii) and (iv) below only at or before the time of the first request of the Issuer to the Securities Administrator to authenticate Securities of such series) and (subject to Section 6.01) shall each be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i)    an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Securities Administrator prior to the delivery to the Securities Administrator of such Securities for authentication and delivery, (b) the Securities Administrator shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order and (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series (including Redemption Notice Periods) shall be determined by an Issuer Order;

(ii)    any Board Resolution, Officers’ Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities were established;

(iii)    an Officers’ Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, and covering such other matters as the Trustee and the Securities Administrator may reasonably request; and

(iv)    at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Trustee and the Securities Administrator permitting each of them to rely on an Opinion of Counsel, substantially to the effect that:

(A)    the forms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture;

(B)    in the case of an underwritten offering, the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, and, in the case of an offering that is not underwritten, certain terms of the Securities have been established pursuant to a Board Resolution, an Officers’ Certificate or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture;

(C)    when the Securities have been executed by the Issuer and authenticated by the Securities Administrator in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will have been duly issued under this Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and

(D)    the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Securities, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or any agreement or other instrument binding upon the Issuer or any of its consolidated subsidiaries that is material to the Issuer and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Issuer or any of its consolidated subsidiaries, and no consent, approval or authorization of any U.S. governmental body or agency is required for the performance by the Issuer of its obligations under the Securities, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Trustee and the Securities Administrator), who shall be counsel reasonably satisfactory to the Trustee and the Securities Administrator, in which case the opinion shall state that such counsel believes that it, the Trustee and the Securities

Administrator are entitled so to rely.  Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Issuer and its subsidiaries and certificates of public officials.

The Securities Administrator shall have the right to decline to authenticate and deliver any Securities under this Section if the Securities Administrator, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Securities Administrator in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee or the Securities Administrator to personal liability to existing Holders or would affect the Trustee’s or Securities Administrator’s rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Securities Administrator shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered or held by the Securities Administrator pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

Section 2.05.  Execution of Securities.  The Securities shall be signed on behalf of the Issuer by any two Authorized Signatories of the Issuer authorized to execute Securities, which Securities may, but need not, be attested.  Such signatures may be the manual or facsimile signatures of the present or any future such officers.  Minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Securities Administrator.

In case any officer of the Issuer who shall have signed any of the Securities, pursuant to his or her authorization to do so, shall cease to be such officer, or such authorization shall be withdrawn, before the Security so signed shall be authenticated and delivered by the Securities Administrator or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer or the authorization to sign such Security had not been withdrawn; and any Security may be signed on behalf of the Issuer by any two persons as, at the actual date of the execution of such Security, shall be authorized by the Issuer to do so, although at the date of the execution and delivery of this Indenture any such person was not so authorized.

Section 2.06.  Certificate of Authentication.  Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Securities Administrator by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  The execution of such certificate by the Securities Administrator upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07.  Denomination and Date of Securities; Payments of Interest.  The Securities of each series shall be issuable as Registered Securities in denominations of $1,000 and any integral multiple thereof.  The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Securities Administrator, as evidenced by the execution and authentication thereof.

Each Registered Security shall be dated the date of its authentication.  The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer and the Guarantor shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Securities not less than 15 days preceding such subsequent record date.  The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03.

Section 2.08.  Registration, Transfer And Exchange.  The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Registered Securities of such series and the registration of transfer of Registered Securities of such series.  Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.  At all reasonable times such register or registers shall be open for inspection by the Trustee and the Securities Administrator.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Securities Administrator shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided.  Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Securities Administrator shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.  All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Securities Administrator and the Securities Administrator, upon request, will deliver a certificate of disposition thereof to the Issuer.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing with a medallion guaranty.

The Issuer and the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities.  No service charge shall be made for any such transaction.

Neither the Issuer nor the Securities Administrator shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Securities if the Holder thereof has exercised any right to require the Issuer to repurchase such Securities, in whole or in part, except, in the case of any Security to be repurchased in part, the portion thereof not so to be repurchased.

Notwithstanding any other provision of this 0, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary eligible under Section 2.04 with respect to such Registered Securities.  If a successor Depositary eligible under Section 2.04 for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Securities Administrator, upon receipt of an Officers’ Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities.  In such event the Issuer will execute, and the Securities Administrator, upon receipt of an Officers’ Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such

Registered Securities, in exchange for such Registered Global Security or Securities.

If specified by the Issuer pursuant to Section 2.03 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary.  Thereupon, the Issuer shall execute, and the Securities Administrator shall authenticate and deliver, without service charge,

(i)    to the Person specified by such Depositary a new Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii)    to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Securities Administrator or an agent of the Issuer or the Securities Administrator.  Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such nominee names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Securities Administrator or an agent of the Issuer or the Securities Administrator.  The Securities Administrator or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer and the Guarantor, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09.  Mutilated, Defaced, Destroyed, Lost and Stolen Securities.  In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Securities Administrator shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security.  In every case the applicant for a substitute Security shall furnish to the Issuer, the Guarantor, the Securities Administrator and to the Trustee and any agent of the Issuer, the Guarantor, the Securities Administrator or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security to the Securities Administrator or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Securities Administrator or their agents) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security) if the applicant for such payment shall furnish to the Issuer, the Guarantor, the Securities Administrator and to the Trustee and any agent of the Issuer, the Guarantor, the Securities Administrator or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Guarantor, the Securities Administrator and the Trustee and any agent of the Issuer, the Guarantor, the Securities Administrator or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10.  Cancellation of Securities; Disposition Thereof.  All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Securities Administrator or its agent for cancellation or, if surrendered to the Securities Administrator, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Securities Administrator or its agent shall dispose of cancelled Securities by it and deliver a certificate of disposition to the Issuer, if requested by the Issuer.  If the Issuer, the Guarantor or an agent of either of them shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Securities Administrator or its agent for cancellation.

ARTICLE 3
Covenants of the Issuer and the Guarantor

Section 3.01.  Payment of Principal and Interest.  The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities in this Indenture.  The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

Section 3.02.  Offices for Payments, Etc.  So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer and the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.03 and where the Registered Securities of each series may be presented for registration of transfer as in this Indenture provided.

The Issuer and the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series or this Indenture may be served.

The Issuer and the Guarantor will give to the Trustee and the Securities Administrator written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer and the Guarantor shall fail to maintain any agency required by this Section be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and surrenders may be made at the applicable Corporate Trust Office of the Securities Administrator.

The Issuer hereby designates the applicable Corporate Trust Office of the Securities Administrator as an agency of the Issuer in accordance with this Section 3.02 and appoints the Securities Administrator as the Security Registrar with responsibility for maintaining the security register on behalf of the Issuer hereunder.

The Issuer and the Guarantor may from time to time designate one or more additional offices or agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer and the Guarantor may from time to time rescind any such designation, as the Issuer and the Guarantor may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer and the Guarantor of its obligation to maintain the agencies provided for in this Section.  The Issuer and the Guarantor will give to the Trustee and the Securities Administrator prompt written notice of any such designation or rescission thereof.

Section 3.03.  Appointment to Fill a Vacancy in Office of Trustee.  The Issuer or the Guarantor, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04.  Paying Agents.  The Issuer hereby appoints the Securities Administrator  as paying agent.  Whenever the Issuer or the Guarantor shall appoint a paying agent other than the Securities Administrator with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee and Securities Administrator an instrument in which such agent shall agree with the Trustee and Securities Administrator, subject to the provisions of this Section,

(a)    that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or the Guarantor or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series, or of the Trustee,

(b)    that it will give the Trustee and the Securities Administrator notice of any failure by the Issuer (or by the Guarantor or any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c)    that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (b) above.

The Issuer or the Guarantor will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the Securities Administrator a sum sufficient to pay such principal or interest so becoming due, and the Issuer or the Guarantor will promptly notify the Trustee and the Securities Administrator of any failure to take such action.

If the Issuer shall act as its own paying agent, or if the Guarantor shall act as paying agent, with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer or the Guarantor will promptly notify the Trustee and the Securities Administrator of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer or the Guarantor may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Securities Administrator all sums held in trust for any such series by the Issuer, the Guarantor or any paying agent hereunder, as required by this Section, such sums to be held by the Securities Administrator upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.

Section 3.05.  Written Statement to Trustee.  The Issuer will furnish to the Trustee on or before March 31 in each year (beginning with March 31, 2007) a brief certificate (which need not comply with Section 11.05) from the principal executive, financial or accounting officer of the Issuer stating that in the course of the performance by the signer of his duties as an officer of the Issuer he would normally have knowledge of any default or non-compliance by the Issuer in the performance of any covenants or conditions contained in this Indenture, stating whether or not he has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof.

Section 3.06.  Luxembourg Publications.  In the event of the publication of any notice pursuant to Section 5.11, the party making such publication in the Borough of Manhattan, The City of New York and London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an

Officers’ Certificate delivered to such party, make a similar publication in Luxembourg.

Section 3.07.  Payment Of Additional Amounts. Except to the extent otherwise specified with respect to a particular series of Securities, all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Securities of any series shall be made by the Issuer without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands, or the jurisdiction of residence or incorporation of any successor to the Issuer, or any political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction).  If a withholding or deduction at source is required, the Issuer shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any such Security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security, and this Indenture to be then due and payable; provided, however, that the Issuer shall not be required to make payment of such additional amounts for or on account of:

(a)    any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder, if such Holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions or any other Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where presentation is required, by the Holder of a Security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)    any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)    any tax assessment or other governmental charge that is payable otherwise than by withholding from payments on or with respect to the Securities;

(d)    any tax assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN council meeting of November 26 – 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives;

(e)    any tax assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the Securities, to the extent that such payment can be made without such withholding by presentation of the Securities to any other paying agent;

(f)    any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by the Issuer addressed to the Holder or, if different, the direct nominee of a beneficiary of the payment, within 90 days of such request (A) to provide information or certification concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(g)    any combination of items (a), (b), (c), (d), (e) and (f);

nor shall additional amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Security to any Holder who is a fiduciary, a partnership or any other Person, other than the sole beneficial owner of such Security to the extent such payment would be required by the laws of the relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, at least 10 days prior to the first interest payment date with respect to a series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer shall furnish to the Trustee, the Securities Administrator and the principal paying agent, if other than the Securities Administrator, an Officers’ Certificate instructing the Trustee, the Securities Administrator and such paying agent whether such payment of principal of and premium, if any, interest or any other amounts on the Securities of such series shall be made to Holders of Securities of such series without withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in this Section 3.07.  If any such withholding shall be required, then such Officers’ Certificate shall specify by Taxing Jurisdiction the amount, if any, required to be withheld on such payments to such Holders of Securities, and the Issuer agrees to pay to the Trustee, the Securities Administrator or such paying agent the additional amounts required by this Section 3.07.  The Issuer covenants to indemnify the Trustee, the Securities Administrator and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 3.07.

ARTICLE 4
Securityholders Lists and Reports by the Issuer and the Trustee

Section 4.01.  Issuer and Guarantor to Furnish Trustee Information as to Names and Addresses of Securityholders.  Each of the Issuer and the Guarantor covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Securities Administrator a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939:

(a)    not more than 15 days after each record date for the payment of interest on such Registered Securities, as herein above specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing Registered Securities in each year, and

(b)        at such other times as the Trustee or the Securities Administrator may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Securities Administrator shall be the Security registrar for such series and all of the Securities of any series are Registered Securities, such list shall not be required to be furnished by the Issuer and the Trustee may, instead, request such list from the Securities Administrator.

Section 4.02.  Preservation and Disclosure of Securityholders Lists.

(a)    The Securities Administrator shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of  Securities contained in the most recent list furnished to it as provided in Section 4.01.  The Trustee and the Securities Administrator, as applicable, may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b)    The rights of Holders to communicate with other Holders with respect to the Indenture or the Securities are as provided by the Trust Indenture Act of 1939.

(c)    None of the Issuer, the Guarantor or the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act of 1939.

Section 4.03.  Reports by the Issuer and the Guarantor.  Each of the Issuer and the Guarantor covenants to file with the Trustee, within 15 days after the Issuer or the Guarantor, as the case may be, has filed the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 314 of the Trust Indenture Act of 1939; provided, however, that failure by the Issuer or the Guarantor to comply with this provision or, to the extent automatically deemed to be included in this Indenture, Section 314(a) of the Trust Indenture Act of 1939, shall not constitute a Default or an Event of Default and any enforcement procedures relating to failure to comply with this provision or, to the extent automatically deemed to be included in this Indenture, Section 314(a) of the Trust Indenture Act of 1939, may only be brought by the Trustee.  Except as otherwise provided herein, the Trustee and the Securities Administrator may conclusively assume that there is no Default or Event of Default.  Delivery of reports, information and documents to the Trustee or the Securities Administrator is for informational purposes only and the receipt by the Trustee or the Securities Administrator of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which each of the Trustee and the Securities Administrator is entitled to rely on Officer’s Certificates).

Section 4.04 .  Reports By The Trustee.  Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before January 15 in each year beginning January 15, 2007, as provided in Section 313(c) of the Trust Indenture Act of 1939, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.

ARTICLE 5
Remedies of the Trustee and Securityholders on Default or Event of Default

Section 5.01.  Event of Default Defined; Acceleration of Maturity; Waiver of Event of Default.  Unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture, “Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    default for more than 30 days in the payment of interest, premium or principal in respect of the Securities; or

(b)    the failure to perform or observe any other obligations, other than obligations under Section 4.03 or any other provision for which this Indenture expressly states that the failure to comply with such provision shall not constitute an Event of Default, under the Securities which failure continues for the period of 60 days next following service on the Issuer and the Guarantor of notice requiring the same to be remedied; or

(c)    the Issuer or the Guarantor is declared bankrupt, or a declaration in respect of the Issuer is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of the Netherlands;

(d)    an order is made or an effective resolution is passed for the winding up or liquidation of the Issuer or the Guarantor otherwise than in compliance with Section 9.01; or

(e)    any other Event of Default provided in the supplemental indenture or Issuer Order under which such series of Securities is issued;

Unless otherwise set forth in any applicable supplemental indenture, if an Event of Default described in clauses (a), (b) or (e) above (if the Event of Default under clauses (b) or (e) is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, except for any series the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all series affected thereby then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such affected series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.  Unless otherwise set forth in any applicable supplemental indenture, if an Event of Default described in clauses (b), (e) (if the Event of Default under clauses (b) or (e) is with respect to all series of Securities at the time Outstanding), (c) or (d) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class) for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified  in the Securities of each such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover the compensation to the Trustee and the Securities Administrator, reasonable fees and disbursements of their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, by the Trustee and the Securities Administrator except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series (or of all the Securities, as the case may be) then Outstanding (in each case treated as one class), by written notice to the Issuer, the Guarantor and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 5.02.  Collection Of Indebtedness By Trustee; Trustee May Prove Debt.  Each of the Issuer and the Guarantor covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, and such default shall have continued for a period of 30 days, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise C then upon demand of the Trustee, the Issuer or the Guarantor, as the case may be, will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee and the Securities Administrator and each predecessor Trustee and Securities Administrator, reasonable fees and disbursements of  their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and the Securities Administrator and each predecessor Trustee and Securities Administrator except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Issuer or the Guarantor, as the case may be, may pay the principal of and interest on the Securities of any series to the registered holders, whether or not the Securities of such series be overdue.

In case the Issuer or the Guarantor shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or the Guarantor or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or the Guarantor or other obligor upon the Securities, wherever situated, the monies adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or the Guarantor or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Guarantor or such other obligor or the property of any of them, or in case of any other comparable judicial proceedings relative to the Issuer or the Guarantor or other obligor upon the Securities, or to the creditors or property of the Issuer or the Guarantor or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)    to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation to the Trustee and the Securities Administrator and each predecessor Trustee and the Securities Administrator, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Trustee and the Securities Administrator and each predecessor Trustee and the Securities Administrator, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer, the Guarantor or other obligor upon the Securities, or to the creditors or property of the Issuer or the Guarantor or such other obligor,

(ii)    unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(iii)    to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee and the Securities Administrator on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee and the Securities Administrator, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee and the Securities Administrator such amounts as shall be sufficient to cover reasonable compensation to the Trustee and the Securities Administrator, each predecessor Trustee and the Securities Administrator and reasonable fees and disbursements of their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and the Securities Administrator and each predecessor Trustee and the Securities Administrator except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 5.03.  Application of Proceeds.  Any monies collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST:
To the payment of costs, expenses and all other amounts due under Section 6.06 applicable to such series in respect of which monies have been collected, including compensation to the Trustee and the Securities Administrator and each predecessor Trustee and the Securities Administrator and reasonable fees and disbursements of their respective agents and attorneys and of all expenses and liabilities incurred, by the Trustee and the Securities Administrator and each predecessor Trustee and the Securities Administrator except as a result of negligence or bad faith;

SECOND:
In case the principal of the Securities of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD:
In case the principal of the Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH:	To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 5.04.  Suits for Enforcement.  In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.05.  Restoration of Rights on Abandonment of Proceedings.  In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantor, the Securities Administrator and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Trustee, the Securities Administrator and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.06.  Limitations on Suits by Securityholders.  No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series.  For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.07.  Unconditional Right of Securityholders to Institute Certain Suits.  Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08.  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.  Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities.

Section 5.09.  Control by Holders of Securities.  The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10.  Waiver of Past Defaults.  Prior to the acceleration of the maturity of any Securities as provided in Section 5.01, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 5.01 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected.  In the case of any such waiver, the Issuer, the Guarantor, the Trustee, the Securities Administrator and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.11.  Trustee to Give Notice of Default; But May Withhold in Certain Circumstances.  The Trustee shall, within ninety days after the occurrence of a Default with respect to the Securities of any series of which a Responsible Officer of the Trustee has actual knowledge, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, unless in each case such Default shall have been cured before the mailing or publication of such notice; provided that, except in the case of a Default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 5.12.  Right of Court to Require Filing of Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause 5.01(b) or 5.01(e) (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or in the case of any suit relating to or arising under clause 5.01(b) or 5.01(e) (if the suit under clause 5.01(b) or 5.01(e) relates to all the Securities then Outstanding), 5.01(c) or 5.01(d), 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

ARTICLE 6
Concerning the Trustee and the Securities Administrator

Section 6.01.  Duties and Responsibilities of the Trustee and the Securities Administrator; During Default; Prior to Default.  With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, and the Securities Administrator at all times undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a)    with regard to the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred and with regard to the Securities Administrator, at any time:

(i)    the duties and obligations of the Trustee or the Securities Administrator as applicable with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Securities Administrator as applicable; and

(ii)    in the absence of bad faith on the part of the Trustee or the Securities Administrator as applicable, the Trustee or the Securities Administrator as applicable may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee or the Securities Administrator as applicable and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Securities Administrator as applicable, the Trustee or the Securities Administrator as applicable shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)    neither the Trustee nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Securities Administrator as applicable, unless it shall be proved that the Trustee or the Securities Administrator as applicable was negligent in ascertaining the pertinent facts; and

(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 6.02.  Certain Rights of the Trustee and the Securities Administrator. Subject to Section 6.01:

(a)    the Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Guarantor’s Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as the case may be (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board or of the Guarantor’s Board of Directors may be evidenced to the Trustee or the Securities Administrator by a copy thereof certified by the secretary or an assistant secretary of the Issuer or Guarantor, as the case may be;

(c)    the Trustee and the Securities Administrator may consult with counsel and any advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d)    neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee or the Securities Administrator reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)    neither the Trustee nor the Securities Administrator shall be liable for any action taken omitted or suffered by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)    prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee, and the Securities Administrator, at all times, shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable by the security afforded to it by the terms of this Indenture, the Trustee or the Securities Administrator, as applicable may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or the Guarantor;

(g)    the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)    neither the Trustee nor the Securities Administrator shall be required to take notice or be deemed to have notice or knowledge of any default, Event of Default or event described in Section 14.03(a) or Section 14.03(b) unless a Responsible Officer of the Trustee or the Securities Administrator, as applicable, shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee or the Securities Administrator, as applicable may conclusively assume that there is no default or Event of Default;

(i)    Neither the Trustee nor the Securities Administrator shall have any duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (B) to see to any insurance;

(j)    the rights of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(k)    neither the Trustee not the Securities Administrator shall be required to give any bond or surety in respect of the execution of the powers granted hereunder.

Section 6.03.  Trustee and the Securities Administrator not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the same.  Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of this Indenture or of the Securities.  Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 6.04.  Trustee, Securities Administrator and Agents thereof May Hold Securities; Collections, etc.  The Trustee, Securities Administrator or any agent of the Issuer, the Guarantor, the Trustee or the Securities Administrator, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee, Securities Administrator or such agent and may otherwise deal with the Issuer or the Guarantor and receive, collect, hold and retain collections from the Issuer or the Guarantor with the same rights it would have if it were not the Trustee, the Securities Administrator or such agent.

Section 6.05.  Monies Held by Trustee or Securities Administrator.  Subject to the provisions of Section 10.04 hereof, all monies received by the Trustee or Securities Administrator shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.  Neither the Trustee, the Securities Administrator nor any agent of the Issuer, the Trustee or the Securities Administrator shall be under any liability for interest on any monies received by it hereunder.

Section 6.06.  Compensation and Indemnification of Trustee and Securities Administrator and its Prior Claim.  Each of the Issuer and the Guarantor covenants and agrees to pay (without duplication) to the Trustee and the Securities Administrator, as applicable from time to time, and the Trustee and the Securities Administrator, as applicable shall be entitled to, reasonable compensation as agreed between the applicable parties (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and each of the Issuer and the Guarantor covenants and agrees to pay or reimburse the Trustee and the Securities Administrator, as applicable and each predecessor Trustee and predecessor Securities Administrator upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer and the Guarantor each also covenants to indemnify the Trustee and the Securities Administrator, as applicable each predecessor Trustee and predecessor Securities Administrator for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer and the Guarantor under this Section to compensate and indemnify the Trustee and the Securities Administrator each predecessor Trustee and predecessor Securities Administrator and to pay or reimburse the Trustee and the Securities Administrator each predecessor Trustee and predecessor Securities Administrator for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation and removal of the Trustee or the Securities Administrator, as applicable the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee or the Securities Administrator as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

Upon the written request of the Issuer or the Guarantor, the Trustee and the Securities Administrator each agrees to provide to the Issuer and the Guarantor, to the extent reasonably practicable, advance estimates of attorneys’ and agents’ compensation payable by the Issuer and the Guarantor hereunder.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.07.  Right of Trustee and Securities Administrator to Rely on Officers’ Certificate, etc.  Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee or the Securities Administrator, as applicable shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee or the Securities Administrator, as applicable, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee or the Securities Administrator, as applicable, and such certificate, in the absence of negligence or bad faith on the part of the Trustee or the Securities Administrator, as applicable, shall be full warrant to the Trustee or the Securities Administrator, as applicable for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08.  Indentures Not Creating Potential Conflicting Interests for the Trustee.  The following indenture is hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act of 1939:  this Indenture with respect to the Securities of any other series.

Section 6.09.  Persons Eligible for Appointment as Trustee.  The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $5,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

The provisions of this Section 6.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.

Section 6.10.  Resignation and Removal; Appointment of Successor Trustee and Successor Securities Administrator.  Article 1 The Trustee, or any trustee or trustees hereafter appointed or the Securities Administrator, or any securities administrator, hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and the Guarantor and by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer or the Guarantor shall promptly appoint a successor trustee or trustees or a successor securities administrator or securities administrators with respect to the applicable series by written instrument in duplicate, executed by authority of its board of directors, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable and one copy to the successor trustee or trustees or successor securities administrator or securities administrators, as applicable.  If no successor trustee or successor securities administrator, as applicable shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee or successor securities administrator, as applicable may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12 on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee or successor securities administrator, as applicable.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee or successor securities administrator, as applicable.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer, the Guarantor or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer, the Guarantor or by any Securityholder; or

(iii)    the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer or the Guarantor may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board or of the Guarantor’s Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

Any resignation or removal of the Trustee or Securities Administrator with respect to any series and any appointment of a successor trustee or a successor securities administrator, as applicable with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable as provided in Section 6.11.

Section 6.11.  Acceptance of Appointment by Successor Trustee or Successor Securities Administrator.  Any successor trustee or successor securities administrator appointed as provided in Section 6.10 shall execute and deliver to the Issuer, the Guarantor and to its predecessor trustee or predecessor securities administrator, as applicable an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable with respect to all or any applicable series shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer, the Guarantor or of the successor trustee or successor securities administrator, as applicable, upon payment of its charges then unpaid, the trustee or securities administrator, as applicable ceasing to act shall, subject to Section 10.04 pay over to the successor trustee or successor securities administrator, as applicable all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee or successor securities administrator, as applicable all such rights, powers, duties and obligations. Upon request of any such successor trustee or successor securities administrator, as applicable, the Issuer or the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee or successor securities administrator, as applicable all such rights and powers. Any trustee or securities administrator ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee or securities administrator to secure any amounts then due it pursuant to the provisions of Section 6.06.

If any successor trustee or securities administrator is or are appointed with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the predecessor trustee, the predecessor securities administrator and each successor trustee and successor securities administrator, as applicable, with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee or predecessor securities administrator, as applicable, with respect to the Securities of any series as to which the predecessor trustee or predecessor securities administrator, as applicable, is not retiring shall continue to be vested in the predecessor trustee or predecessor securities administrator, as applicable, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or Securities Administrator, it being understood that nothing herein or in such supplemental indenture shall constitute each Trustee, Securities Administrator, co-trustees or co-securities administrators of the same trust and that each such Trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by any successor trustee or successor securities administrator as provided in this Section 6.11, the Issuer or the Guarantor shall give notice thereof by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books.  If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10.  If the Issuer  or the Guarantor fails to give such notice within ten days after acceptance of appointment by the successor trustee or successor securities administrator, as applicable, the successor trustee or successor securities administrator, as applicable shall cause such notice to be given at the expense of the Issuer or the Guarantor.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business of Trustee or the Securities Administrator.  Any corporation into which the Trustee or the Securities Administrator, as applicable, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, as applicable, shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or any corporation or association to which all or substantially all of the corporate trust business of the Trustee or Securities Administrator, as applicable, may be sold, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, provided that (with respect to the Trustee only) such corporation shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Securities Administrator shall succeed to the duties of the predecessor Securities Administrator created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Securities Administrator may adopt the certificate of authentication of any predecessor Securities Administrator and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Securities Administrator may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Securities Administrator; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Securities Administrator shall have; provided, that the right to adopt the certificate of authentication of any predecessor Securities Administrator or to authenticate Securities of any series in the name of any predecessor Securities Administrator shall apply only to its successor or successors by merger, conversion or consolidation or sale.

ARTICLE 7
Concerning  the Securityholders

Section 7.01.  Evidence of Action Taken by Securityholders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and/or the Securities Administrator, as required under the Indenture of the applicable Securities.  Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee, the Securities Administrator and the Issuer, if made in the manner provided in this Article.

Section 7.02.  Proof of Execution of Instruments and of Holding of Securities.  Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

(a)    The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same.

(b)    In the case of Registered Securities, the ownership of such Securities shall be proved by the Security register or by a certificate of the Security registrar.

The Issuer may set a record date for purposes of determining the identity of Holders of Registered Securities of any series entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee and the Securities Administrator, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Registered Securities of any series, only Holders of Registered Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 7.03.  Holders to Be Treated as Owners.  The Issuer, the Guarantor, the Trustee, the Securities Administrator and any agent of the Issuer, the Guarantor, the Securities Administrator or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and none of  the Issuer, the Guarantor, the Securities Administrator, the Trustee or any agent of the Issuer, the Guarantor, the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 7.04.  Securities Owned by Issuer Deemed not Outstanding.  In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer, the Guarantor or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the Guarantor or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the Guarantor or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the Guarantor or any other obligor on the Securities.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.  Upon request of the Trustee or the Securities Administrator, the Issuer shall furnish to the Trustee and the Securities Administrator promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.01 and 6.02, the Trustee and the Securities Administrator shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.05.  Right of Revocation of Action Taken.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security which is shown by the evidence to be included among the Securities of which the Holders have consented to such action may, by filing written notice at the applicable Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security.  Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security.  Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantor, the Trustee, the Securities Administrator and the Holders of all the Securities affected by such action.

ARTICLE 8
Supplemental Indentures

Section 8.01.  Supplemental Indentures Without Consent of Securityholders.  The Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) and the Guarantor, when authorized by a resolution of the Guarantor’s Board of Directors, the Securities Administrator and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b)    to evidence the succession of another corporation to the Issuer or the Guarantor, as the case may be, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer or the Guarantor, as the case may be, pursuant to Article 9;

(c)    to add to the covenants of the Issuer or the Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer or the Guarantor, as the case may be, shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer or the Guarantor may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities;

(e)    to establish the forms or terms of Securities of any series as permitted by Sections 2.01 and 2.03; and

(f)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee or securities administrator with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

The Trustee and the Securities Administrator is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and (with respect to the Trustee) to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but neither the Trustee nor the Securities Administrator shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02.  Supplemental Indentures With Consent Of Securityholders.  With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), the Guarantor, when authorized by a Guarantor’s Board

Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), the Securities Administrator and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or; provided, that no such supplemental indenture shall (a) (i) extend the final maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or extend the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, (vi)modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Securities for securities of the Issuer or the Guarantor or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 11.11 or 11.13 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, or upon the request of the Guarantor, accompanied by a copy of a Guarantor’s Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee and the Securities Administrator evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.01 the Trustee and the Securities Administrator shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer, the Guarantor, the Securities Administrator and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Securities Administrator shall give notice thereof by mailing notice thereof, at the expense of the Issuer by first class mail to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture.  Any failure of the Securities Administrator to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.03.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Securities Administrator, the Issuer, the Guarantor and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04.  Documents to Be Given to Trustee and the Securities Administrator.  The Trustee and the Securities Administrator, subject to the provisions of Sections 6.01 and 6.02, shall be entitled to receive an Officers’ Certificate, a Guarantor’s Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8  complies with the applicable provisions of this Indenture.

Section 8.05.  Notation on Securities in Respect of Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Securities Administrator for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Securities Administrator shall so determine, new Securities of any series so modified as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Securities Administrator and delivered in exchange for the Securities of such series then Outstanding.

ARTICLE 9
Consolidation, Merger, Sale or Conveyance

Section 9.01.  Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.  The Issuer and the Guarantor covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either (A) the Issuer or the Guarantor shall be the continuing legal entity, or (B) the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer or Guarantor (if other than the Issuer or the Guarantor) shall be incorporated under the laws of The Netherlands, a member state of the European Union or the Organisation for Economic Co-Operation and Development or, if no adverse tax consequences to the Securityholder would result therefrom (as evidenced by an opinion of independent counsel, reasonably satisfactory to the Trustee and the Securities Administrator, provided to the Trustee and the Securities Administrator), any other jurisdiction, and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer or the Guarantor, by supplemental indenture satisfactory to the Trustee and the Securities Administrator, executed and delivered to the Trustee and the Securities Administrator by such legal entity, and (ii) the Issuer, the Guarantor, such Person or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 9.02.  Successor Corporation Substituted.  In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer or the Guarantor, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer or the Guarantor prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer or the Guarantor and delivered to the Trustee and the Securities Administrator; and, upon the order of such successor corporation, instead of the Issuer or the Guarantor, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Securities Administrator shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer or the Guarantor to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Securities Administrator for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer, the Guarantor or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 9.03.  Opinion of Counsel Delivered to Trustee and the Securities Administrator.  The Trustee and the Securities Administrator, subject to the provisions of Sections 6.01 and 6.02, shall be entitled to receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE 10
Satisfaction and Discharge of Indenture; Unclaimed Monies

Section 10.01.  Satisfaction and Discharge of Indenture.  Article 2 If at any time  (i) the Issuer or the Guarantor shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Issuer or the Guarantor shall have delivered to the Securities Administrator for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (B) below, (A) all the Securities of such series not theretofore delivered to the Securities Administrator for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Securities Administrator for the giving of notice of redemption, and (B) the Issuer or the Guarantor shall have irrevocably deposited or caused to be deposited with the Securities Administrator as trust funds the entire amount in cash (other than monies repaid by the Securities Administrator or any paying agent to the Issuer in accordance with Section 10.04 or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Securities Administrator, to pay (1) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Issuer or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Issuer or the Guarantor, as the case may be, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such Series and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee and the Securities Administrator hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee and/or the Securities Administrator payable to all or any of them and (vi) the obligations of the Issuer and the Guarantor under Section 3.02) and the Trustee and the Securities Administrator, on demand of the Issuer or the Guarantor accompanied by an Officers’ Certificate or a Guarantor’s Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer and the Guarantor agree to reimburse the Trustee and the Securities Administrator for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee and the Securities Administrator for any services thereafter reasonably and properly rendered by the Trustee and the Securities Administrator in connection with this Indenture or the Securities of such series.

(b)    The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers’ Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (i) below, the Issuer and the Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the 91st day after the date of the deposit referred to in clause (i) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (1) rights of registration of transfer and exchange of Securities of such series and the Issuer’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations, duties and immunities of the Trustee and the Securities Administrator hereunder, (5) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee and/or the Securities Administrator payable to all or any of them and (6) the obligations of the Issuer and the Guarantor under Section 3.02) and the Trustee and the Securities Administrator, at the expense of the Issuer and the Guarantor, shall at the Issuer’s or the Guarantor’s request, execute proper instruments acknowledging the same, if

(i)    with reference to this provision the Issuer or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee or the Securities Administrator as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Securities Administrator, to pay (1) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(ii)    such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer or the Guarantor is a party or by which it is bound;

(iii)    the Issuer or the Guarantor has delivered to the Trustee and the Securities Administrator an Opinion of Counsel based on the fact that (x) the Issuer or the Guarantor has received from, or there has been published by, the United States Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv)    the Issuer or the Guarantor has delivered to the Trustee and the Securities Administrator an Officers’ Certificate or Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(c)    Each of the Issuer and the Guarantor shall be released from its obligations under Section 9.01 with respect to the Securities of any Series, Outstanding, and under the Guarantee in respect thereof, on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of any Series, and under the Guarantee in respect thereof, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Sections, whether directly or indirectly by reason of any reference elsewhere herein to such Sections or by reason of any reference in such Sections to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01 but the remainder of this Indenture and such Securities and the Guarantee shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 10.01.

(i)    The Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee or the Securities Administrator as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series, Article 3 cash in an amount, or Article 4 in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or Article 5 a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Securities Administrator, to pay (1) the principal and interest on all Securities of such series and (2) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series.

(ii)    No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(c) and 5.01(d) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iii)    Such covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Issuer or the Guarantor.

(iv)    Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or the Guarantor is a party or by which either of them is bound.

(v)    Such covenant defeasance shall not cause any Securities then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

(vi)    The Issuer or the Guarantor shall have delivered to the Trustee and the Securities Administrator an Officers’ Certificate or Guarantor’s Officer’s Certificate as the case may be, and Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vii)    The Issuer or the Guarantor shall have delivered to the Trustee and the Securities Administrator an Officers’ Certificate or a Guarantor’s Officers’ Certificate, as the case may be, and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

Section 10.02.  Application by Trustee or the Securities Administrator of Funds Deposited for Payment of Securities.  Subject to Section 10.04, all monies deposited with the Trustee or the Securities Administrator (or other trustee) pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent or the Guarantor acting as paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such monies have been deposited with the Trustee or the Securities Administrator, as the case may be, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 10.03.  Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all monies then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 10.04.  Return of Monies Held by Trustee and the Securities Administrator Unclaimed for Two Years.  Any monies deposited with or paid to the Trustee or the Securities Administrator for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer or the Guarantor and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer or the Guarantor by the Trustee or the Securities Administrator for such series or any paying agent, and the Holder of the Securities of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer or the Guarantor for any payment which such Holder may be entitled to collect, and all liability of the Trustee and the Securities Administrator or any paying agent with respect to such monies shall thereupon cease; provided, however, that the Trustee, the Securities Administrator or such paying agent, before being required to make any such repayment with respect to monies deposited with it for any payment shall at the expense of the Issuer or the Guarantor, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register.

Section 10.05.  Indemnity for U.S. Government Obligations.  The Issuer or the Guarantor shall pay and indemnify the Trustee and the Securities Administrator against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.01 or the principal or interest received in respect of such obligations.

ARTICLE 11
Miscellaneous Provisions

Section 11.01.  Incorporators, Stockholders, Officers and Directors of Issuer and Guarantor Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder (except in a stockholder’s capacity as Guarantor), officer or director, as such, of the Issuer or the Guarantor or of any successor, either directly or through the Issuer or the Guarantor, as the case may be, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 11.02.  Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities.  Nothing in this Indenture, in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 11.03.  Successors and Assigns of Issuer and Guarantor Bound by Indenture.  All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.  All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 11.04.  Notices and Demands on Issuer, Guarantor, Trustee, the Securities Administrator and Holders of Securities.  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee, the Securities Administrator or by the Holders of Securities to or on the Issuer or the Guarantor may be given or served by being deposited postage prepaid, first-class mail or by overnight delivery, courier or facsimile (with a confirmation copy delivered via one of the preceding methods of delivery) (except as otherwise specifically provided herein) addressed (until another address of the Issuer or the Guarantor is filed by the Issuer or the Guarantor with the Trustee) to ABN AMRO Bank N.V., Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, Attention: Central Legal Department, Secretariat.  Any notice, direction, request or demand by the Issuer, the Guarantor or any Holder of Securities to or upon the Trustee or the Securities Administrator shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) or by overnight delivery, courier or facsimile (with a confirmation copy delivered via one of the preceding methods of delivery), in each case addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to the applicable Corporate Trust Office.

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight delivery, courier or facsimile (with a confirmation copy delivered via one of the preceding methods of delivery), to each Holder entitled thereto, at his last address as it appears in the Security register.  In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee or the Securities Administrator, as the case may be, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer or the Guarantor when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee or the Securities Administrator, as the case may be, shall be deemed to be a sufficient giving of such notice.

Section 11.05.  Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein.  Upon any application or demand by the Issuer or the Guarantor to the Trustee or the Securities Administrator to take any action under any of the provisions of this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee and the Securities Administrator an Officers’ Certificate or a Guarantor’s Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee and the Securities Administrator with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer, of the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Guarantor, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee and/or the Securities Administrator shall contain a statement that such firm is independent.

Section 11.06.  Payments Due on Saturdays, Sundays or Holidays.  If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 11.07.  Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

Section 11.08.  New York Law to Govern.  This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 11.09.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.10.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.11.  Securities in a Non-U.S. Currency.  Unless otherwise specified in an Officers’ Certificate delivered pursuant to Section 2.03 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate.  For purposes of this Section 11.11, Market Exchange Rate shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York.  If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate.  The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture including without limitation any determination contemplated in Section 5.01(c) or 5.01(d).

All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

Section 11.12.  Submission to Jurisdiction.  Each of the Issuer and the Guarantor agrees that any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding.  Each of the Issuer and the Guarantor has appointed Herbert Biern, Esq., Chief Legal Officer and Executive Vice President, ABN AMRO North America, Inc., as its authorized agent (the “Authorized

Agent”) upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York and each of the Issuer and the Guarantor expressly accepts the jurisdiction of any such court in respect of such action.  Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Issuer or the Guarantor, as the case may be, and such appointment shall have been accepted by such successor authorized agent.  Each of the Issuer and the Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of the Issuer and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor, as the case may be.

Section 11.13.  Judgment Currency.  Each of the Issuer and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that Article 6 if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in Wilmington, Delaware the Required Currency with the Judgment Currency on the Delaware Banking Day preceding the day on which final unappealable judgment is entered and Article 7 its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “Delaware  Banking Day” means any day except a Saturday, Sunday or a legal holiday in Delaware or a day on which banking institutions in Delaware are authorized or required by law or executive order to close.

Section 11.14.  Waiver Of Jury Trial.  EACH OF THE ISSUER, GUARANTOR, SECURITIES ADMINISTRATOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE 12
Redemption of Securities and Sinking Funds

Section 12.01.  Applicability of Article.  The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 12.02.  Notice of Redemption; Partial Redemptions.  Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books at least 30 days and not more than 60 days prior to the date fixed for redemption, or within such other redemption notice period as has been designated for any Securities of such series pursuant to Section 2.03 or 2.04 (the “Redemption Notice Period”).  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify, the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.  In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Securities Administrator in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer or the Guarantor will deposit with the Securities Administrator or with one or more paying agents (or, if the Issuer is acting as its own paying agent or the Guarantor is acting as paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.  The Issuer will deliver to the Trustee and the Securities Administrator at least 70 days prior to the date fixed for redemption or at least 10 days prior to the first day of any applicable Redemption Notice Period an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed.  In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee and the Securities Administrator, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such restriction has been complied with.

If the Issuer has elected to redeem less than all the Securities, the Securities Administrator shall select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Securities Administrator considers fair and appropriate.  The Securities Administrator shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for redemption.  The Securities Administrator may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount.  Securities and portions of them the Securities Administrator selects for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount.  The Securities Administrator shall promptly notify the Issuer in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.

Section 12.03.  Payment of Securities Called for Redemption.  If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer and the Guarantor shall default in the payment of such

Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption.  On presentation and surrender of such Securities at a place of payment specified in said notice said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (as determined by the Issuer in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Securities Administrator, as authenticating agent and solely upon receipt of an Issuer Order shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 12.04.  Exclusion of Certain Securities From Eligibility for Selection for Redemption.  Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee and the Securities Administrator at least 60 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.  For the avoidance of doubt, if only a portion of a Security is intended to be excluded from eligibility for selection for redemption, such Security must first be separated into separate certificates such that the Securities that are intended to be so excluded from eligibility for selection for redemption are evidenced by separate, and separately numbered, certificates.

Section 12.05.  Mandatory and Optional Sinking Funds.  The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”.  The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Securities Administrator Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Securities Administrator for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series.  Securities so delivered or credited shall be received or credited by the Securities Administrator at the sinking fund redemption price specified in such Securities.

On or before the 60th day next preceding each sinking fund payment date or the 30th day next preceding the last day of any applicable Redemption Notice Period relating to a sinking fund payment date for any series, the Issuer will deliver to the Securities Administrator and the Trustee an Officers’ Certificate (which need not contain the statements required by Section 11.05) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date.  Any Securities of such series to be credited and required to be delivered to the Securities Administrator in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Securities Administrator shall be delivered for cancellation pursuant to Section 2.10 to the Securities Administrator with such Officers’ Certificate.  Such Officers’ Certificate shall be irrevocable and upon the receipt thereof by the Trustee and the Issuer shall thereafter become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date.  Failure of the Issuer, on or before any such 60th day or 30th day, if applicable, to deliver such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 or a lesser sum in Dollars if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption.  If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available.  The Securities Administrator shall select, in the manner provided in Section 12.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected.  Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Securities Administrator at least 60 days prior to the sinking fund payment date or at least 30 days prior to the last day of any applicable Redemption Notice Period relating to a sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officers’ Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.  The Issuer (or the Securities Administrator, at the expense of the Issuer, if the Issuer shall so request the Securities Administrator in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.02 (and with the effect provided in Section 12.03) for the redemption of Securities of such series in part at the option of the Issuer.  The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section.  Any and all sinking fund monies held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other monies, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

On or before each sinking fund payment date, the Issuer or the Guarantor shall pay to the Securities Administrator in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Securities Administrator shall not redeem or cause to be redeemed any Securities of a series with sinking fund monies or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default of which a Responsible Officer of the Securities Administrator shall have actual knowledge except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Securities Administrator shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer or the Guarantor a sum sufficient for such redemption.  Except as aforesaid, any monies in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any monies thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be paid over to the Trustee and held for the payment of all such Securities.  In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such monies shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

Section 12.06.  Optional Redemption For Tax Reasons.   Article 8 Except to the extent otherwise specified for a particular series of Securities, if the Issuer determines that it is obligated to pay additional amounts pursuant to Section 3.07 as a result of any change in or amendment to the laws affecting taxation (or any regulations or rulings promulgated thereunder) of the relevant Taxing Jurisdiction after the date on which the pricing terms relating to such series of Securities were determined (the “Pricing Date”), or any change in official position regarding the application or interpretation of those laws, regulation or rulings, which change or amendment becomes effective on or after the Pricing Date the Issuer may, on giving not more than 60 nor less than 30 days’ notice to the Trustee and the Securities Administrator (but in no event earlier than 60 days prior to the earliest date on which Issuer would be obligated to pay any additional amounts pursuant to Section 3.07 if a payment in respect of the securities were then due), redeem the Securities of any series then outstanding at a redemption price equal to the principal amount of the Securities redeemed (or if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) together with accrued interest to the date fixed for redemption and any applicable additional amounts payable pursuant to Section 3.07.

(b)    Prior to the giving of any notice of redemption pursuant to this Section 12.06, the Issuer shall deliver to the Trustee and the Securities Administrator: Article 9 a certificate stating that it is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to its rights to so redeem as set forth in item (a) have occurred; and Article 10 an opinion of independent counsel reasonably satisfactory to the Trustee and the Securities Administrator to the effect that Issuer is entitled to effect the redemption based on the statement of facts set forth in the certificate described in item (i).

ARTICLE 13
Guarantee And Indemnity

Section 13.01.  The Guarantee.  The Guarantor hereby unconditionally guarantees to each Holder of a Security the due and punctual payment of the principal of, any premium and interest on, and any additional amounts with respect to such Security and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture.  In case of the failure of the Issuer punctually to pay any such principal, premium, interest, additional amounts or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.

Section 13.02.  Net Payments.  All payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Securities of any series shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands, or the jurisdiction of residence or incorporation of any successor to the Guarantor, or any political subdivision or taxing authority thereof or therein (the “Guarantor Taxing Jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a Guarantor Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Guarantor Taxing Jurisdiction).  If a withholding or deduction at source is required, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any such Security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security and this Indenture to be then due and payable; provided, however, that the Guarantor shall not be required to make payment of such additional amounts for or on account of:

(a)    any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder, if such Holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions or any other Guarantor Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where presentation is required, by the Holder of a Security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)    any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)    any tax assessment or other governmental charge that is payable otherwise than by withholding from payments on or with respect to the Securities;

(d)    any tax assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN council meeting of November 26 – 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives;

(e)    any tax assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the Securities, to the extent that such payment can be made without such withholding by presentation of the Securities to any other paying agent;

(f)    any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by the Issuer addressed to the Holder or, if different, the direct nominee of a beneficiary of the payment, within 90 days of such request (A) to provide information or certification concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant Guarantor Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(g)    any combination of items (a), (b), (c), (d), (e) and (f);

nor shall additional amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Security to any Holder who is a fiduciary, a partnership or any other Person, other than the sole beneficial owner of such Security to the extent such payment would be required by the laws of the relevant Guarantor Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, at least 10 days prior to the first interest payment date with respect to a series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Guarantor’s Officer’s Certificate, the Guarantor shall furnish to the Trustee, the Securities Administrator and the principal paying agent, if other than the Securities Administrator, a Guarantor’s Officer’s Certificate instructing the Trustee, the Securities Administrator and such paying agent whether such payment of principal of and premium, if any, interest or any other amounts on the Securities of such series shall be made to Holders of Securities of such series without withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in this Section 13.02.  If any such withholding shall be required, then such Guarantor’s Officer’s Certificate shall specify by Guarantor Taxing Jurisdiction the amount, if any, required to be withheld on such payments to such Holders of Securities, and the Guarantor agrees to pay to the Trustee, the Securities Administrator or such paying agent the additional amounts required by this Section 13.02.  The Guarantor covenants to indemnify the Trustee, the Securities Administrator and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Guarantor’s Officer’s Certificate furnished pursuant to this Section 13.02.

Section 13.03.  Guarantee Unconditional, Etc.  The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security, the Securities Administrator or the

Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, the Securities and the complete performance of all other obligations contained in the Securities.  The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders, the Securities Administrator and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.
Section 13.04.  Reinstatement.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.

Section 13.05.  Subrogation.  The Guarantor shall be subrogated to all rights of the Holder of any Security against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, all Securities shall have been paid in full.

Section 13.06.  Indemnity.  As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Issuer under this Indenture or the Securities but which is for any reason (whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee, the Securities Administrator or any Holder of any Security) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee or the Securities Administrator, as applicable, on demand.  This indemnity constitutes a separate and independent obligation from the other obligations in this Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Security.

Section 13.07.  Assumption By Guarantor.  Article 11 The Guarantor may, without the consent of the Holders, assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.  Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

(b)    The Guarantor shall assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, upon a default by the Issuer in the due and punctual payment of the principal, sinking fund payment, if any, premium, if any, or interest on such Securities, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under Section 13.01 with respect to such series of Securities.  Such assumption shall result in the Securities of such series becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Securities of any Series.  Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer, and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of September 15, 2006.

ABN AMRO BANK N.V., as Issuer
By:	/s/ Laura Schisgall
Name: Laura Schisgall
Title: Managing Director

By:	/s/ Alexia Breuvart
Name: Alexia Breuvart
Title: Vice President

ABN AMRO HOLDING N.V., as Guarantor
By:	/s/ Laura Schisgall
Name: Laura Schisgall
Title: Managing Director

By:	/s/ Alexia Breuvart
Name: Alexia Breuvart
Title: Vice President

CITIBANK, N.A., as Securities Administrator
By:	/s/ Wafaa Orfy
Name: Wafaa Orfy
Title: Vice President

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Signer